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Exhibit 10(i)(A)(1)(i)

AMENDMENT, WAIVER AND CONSENT TO
THE CREDIT AGREEMENT

        Dated as of June 13, 2003

        AMENDMENT, WAIVER AND CONSENT TO THE CREDIT AGREEMENT (this "Amendment") among CINCINNATI BELL INC. (f/k/a Broadwing Inc.), an Ohio corporation ("Cincinnati Bell"), and BROADWING COMMUNICATIONS SERVICES INC. (f/k/a IXC Communications Services, Inc.), a Delaware corporation ("BCSI", and together with Cincinnati Bell, each a "Borrower" and collectively the "Borrowers"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement (as defined below) (the "Lenders"), BANK OF AMERICA, N.A., as syndication agent, CITICORP USA, INC., as administrative agent (the "Administrative Agent"), and the other agents party to the Credit Agreement.

  PRELIMINARY STATEMENTS:

        (1) Each Borrower, the Lenders and the Administrative Agent have entered into a Second Amendment and Restatement of the Credit Agreement dated as of March 26, 2003 (such Amendment and Restatement of the Credit Agreement, as so amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement or the BCSI Sale Agreement.

        (2) BCSI, the other Sellers party to the BCSI Sale Agreement and the Buyers party to the BCSI Sale Agreement have entered into an Amendment No. 1, dated as of June 6, 2003, to the BCSI Sale Agreement (the "Sale Agreement Amendment"), a summary of the principal terms of which is attached hereto as Annex A.

        (3)The Borrowers have requested that the Lenders (i) consent to the Sale Agreement Amendment, the performance of the BCSI Sale Agreement as amended thereby (the "Amended BCSI Sale Agreement") and the performance of the Sellers' Parent Guaranty in respect of the amended BCSI Sale Agreement and (ii) waive or amend certain provisions of the Credit Agreement, as set forth below.

        (4) The Lenders are willing to grant such consent and effect such waivers and amendments on the terms and subject to the conditions set forth in this Amendment.

        SECTION 1.    Amendment, Waiver and Consent to the Credit Agreement.    Effective as of the Amendment Effective Date (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 2, the Lenders hereby:

          (i)    consent to the execution and delivery of the Sale Agreement Amendment, the performance of the Amended BCSI Sale Agreement and the performance by Cincinnati Bell of the Sellers' Parent Guaranty in respect of the Amended BCSI Sale Agreement and waive any Default or Event of Default that would otherwise result therefrom, subject, in the case of the performance of the Sellers' Parent Guaranty, to compliance with the procedures contemplated by clause (ii) below;

          (ii)   agree that the guarantee by Cincinnati Bell pursuant to the Sellers' Parent Guaranty of the Sale Agreement Amendment Liabilities (as defined below) will not be deemed an Investment in the BCI Group until such time as cash is expended to pay such liabilities; provided, however, that Cincinnati Bell shall, as contemplated by Section 5.02(e)(ix)(E) of the Credit Agreement, establish a reserve in an amount equal to the reasonably anticipated maximum payment obligations in respect of the Sale Agreement Amendment Liabilities, utilize Net Cash Proceeds from the sale under the Amended BCSI Sale Agreement to prepay Revolving Credit Borrowings in the amount of such reserve and thereafter comply with Section 5.02(e)(ix)(E) with respect to the Reserved

  Commitments resulting from such prepayment, Revolving Credit Borrowings utilizing such Reserved Commitments and the applications of the proceeds thereof;

          (iii)  waive compliance with Section 5.01(j) of the Credit Agreement with respect to the real property leasehold interests listed in Annex B attached hereto; and

          (iv)  agree that the Broadwing Communications Real Estate Services LLC Company Agreement may be amended to delete all provisions requiring the existence or actions of the Independent Manager (as defined therein) or otherwise related to the Independent Manager as of the date of the sale of the Equity Interests of the Real Estate SPV in connection with the consummation of the transactions contemplated by the Amended BCSI Sale Agreement.

          The Borrowers and the Lenders hereby agree that any reserve established pursuant to clause (ii) above and any repayment of Revolving Credit Borrowings contemplated thereby shall be deemed to have been effected in accordance with, and shall result in Reserved Commitments subject to, Section 5.02(e)(ix)(E) of the Credit Agreement.

          "Sale Agreement Amendment Liabilities" shall mean the potential payment by Sellers, or if necessary by Cincinnati Bell pursuant to the Sellers' Parent Guaranty, of (i) cash for every dollar that the Cranberry Capital Expenditures for the first two quarters of 2003 exceeds $10,000,000 over the Actual Capital Expenditures for such time period and (ii) up to $10,000,000 in cash in the event that the business transferred fails to meet certain Annual Cash EBITDA requirements for the first 12 months following the First Stage Closing Date.

        SECTION 2.    Conditions of Effectiveness.    This Amendment shall become effective as of the date first above written when the Administrative Agent shall have received counterparts of (x) this Amendment executed by the undersigned, the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment, and (y) the Consent attached hereto executed by each of the Subsidiary Guarantors except that Section 1 shall not become effective until the date (the "Amendment Effective Date") when, and only when, each of the following conditions precedent shall have been satisfied:

        (a) The representations and warranties set forth in each of the Loan Documents shall be correct in all material respects on and as of the Amendment Effective Date, after giving effect to this Amendment, as though made on and as of such date (except for any such representation and warranty that, by its terms, refers to a specific date other than the Amendment Effective Date, in which case as of such specific date).

        (b) After giving effect to this Amendment, no event shall have occurred and be continuing that constitutes a Default or Event of Default.

The effectiveness of this Amendment is further conditioned upon the accuracy in all material respects of all of the factual matters described herein. This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.

        SECTION 3.    Effect on the Loan Documents.    The Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents.

        (a) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any provision of any of the Loan Documents.

        SECTION 4.    Costs, Expenses.    Each of the Borrowers hereby agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

        SECTION 5.    Execution in Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which will be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery o f a manually executed counterpart of this Amendment.

        SECTION 6.    Governing Law.    This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

        [The remainder of this page intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CINCINNATI BELL INC. (f/k/a BROADWING INC.)
By	/s/ MARK PETERSON
Title:	Vice President and Treasurer
BROADWING COMMUNICATIONS SERVICES INC. (f/k/a IXC COMMUNICATIONS SERVICES, INC.)
By	/s/ MARK PETERSON
Title:	Vice President and Treasurer

Agreed as of the date first above written:

CITICORP USA, INC., as Administrative Agent and as Lender
By	/s/ JOHN J. JUDGE
Title:	Vice President
BANK OF AMERICA, N.A., as Syndication Agent and as Lender
By	/s/ MICHAEL R. HEREDIA
Title:	Managing Director
Lenders:

Institution
By
Title:

 CONSENT

        Each of the undersigned, as (i) Grantor under the Second Amendment and Restatement of the Non-Shared Collateral Security Agreement dated November 9, 1999 and amended and restated July 17, 2002 and further amended and restated March 26, 2003 (as amended and restated, the "Non-Shared Collateral Security Agreement") in favor of the Citicorp USA, Inc., as Administrative Agent (the "Administrative Agent"), for its benefit and the benefit of the Lenders parties to the Credit Agreement referred to in the foregoing Amendment, and/or (ii) Grantor under the Second Amendment and Restatement of the Shared Collateral Security Agreement dated November 9, 1999 and amended and restated July 17, 2002 and further amended and restated March 26, 2003 (as amended and restated, the "Shared Collateral Security Agreement", and together with the Non-Shared Collateral Security Agreement, the "Security Agreements") in favor of Wilmington Trust Company and John M. Beeson, as Collateral Trustees, for their benefit and the benefit of the Secured Holders referred to therein, and (iii) Guarantor under the Amendment and Restatement of the BCSI Subsidiary Guaranty dated as of November 9, 1999 and amended and restated March 26, 2003 (the "BCSI Subsidiary Guaranty"), in favor of the Secured Parties referred to therein, and/or (iv) Guarantor under the BRW Subsidiary Guaranty dated as of November 9, 1999 and amended and restated March 26, 2003 (the "BRW Subsidiary Guaranty", and together with the BCSI Subsidiary Guaranty, the "Guarantees") in favor of the Secured Parties referred to therein, hereby consents to the foregoing Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of the foregoing Amendment, each Security Agreement and Guarantee to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and (b) the Security Agreements to which such Grantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein.)

CINCINNATI BELL INC. (f/k/a BROADWING INC.)
By	/s/ MARK PETERSON
Title:	Vice President and Treasurer
BROADWING COMMUNICATIONS SERVICES INC. (f/k/a IXC COMMUNICATIONS SERVICES, INC.)
By	/s/ MARK PETERSON
Title:	Vice President and Treasurer
Agreed as of the date first written:
CITICORP USA, INC. as Administrative Agent and as Lender
By	/s/ JOHN T. JUDGE
Title:	Vice President
BANK OF AMERICA, N.A., as Syndication Agent and as Lender
By	/s/ MICHAEL R. HEREDIA
Title:	Managing Director

Lenders:

Name of Institution
By
Title:

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  Exhibit 10(i)(A)(1)(i)
AMENDMENT, WAIVER AND CONSENT TO THE CREDIT AGREEMENT
CONSENT